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                                  EXHIBIT 12.3
          UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                               For the Nine Months
                                                                Ended September 30
                                                               -------------------
Millions of dollars                                                1997       1996
----------------------------------------------------------------------------------

Earnings from continuing operations ........................   $    548   $    456
Provision for income taxes .................................         68        284
                                                               -------------------
      Earnings subtotal ....................................        616        740
Fixed charges included in earnings:
   Interest expense ........................................        147        215
   Interest portion of rentals .............................         21         31
                                                               -------------------
      Fixed charges subtotal ...............................        168        246
Earnings from continuing operations
   available before fixed charges ..........................        784        986
                                                               -------------------
Fixed charges:
   Fixed charges included in earnings ......................        168        246
   Capitalized interest ....................................         26          9
                                                               -------------------
      Total fixed charges ..................................   $    194   $    255
                                                               -------------------
Ratio of earnings from continuing operations
    to fixed charges .......................................        4.0        3.9
                                                               -------------------

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